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                                                                    EXHIBIT 99.1

                                    PROXY
                               TECHNITROL, INC.

     [x]  PLEASE MARK VOTES
          AS IN THIS EXAMPLE

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE SPECIAL MEETING OF THE STOCKHOLDERS
        WEDNESDAY, SEPTEMBER 27, 1995, 12:00 NOON

     The undersigned hereby appoints Roy E. Hock, Thomas J. Flakoll and Robert
J. Citrino, or any of them,each with full power of substitution, as the lawful proxies and agents of the undersigned with full power to vote, as designated hereon, all of the shares of Common Stock of Technitrol, Inc. ("Technitrol") that the undersigned would if personally present, be entitled to vote at the Special Meeting of Shareholders of Technitrol to be held at 11:00 a.m., local time on Wednesday, September 27, 1995, and at any adjournments or postponements thereof.


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     Please be sure to sign and date        Date
      this Proxy in the box below.
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---- Stockholder sign above_________ Co-holder (if any) sign above ---


1. Approval and adoption of the Agreement and Plan Merger dated as of May 23, 1995 between Technitrol, Teco Sub, Inc., a wholly owned subsidiary of Technitrol ("Teco Sub"), and Pulse Engineering, Inc. ("Pulse") including the merger of Pulse with and into Teco Sub and the transactions contemplated thereby

                                            For   Against  Abstain
                                            [_]     [_]      [_]

2. Approval and adoption of the proposed amendment to Technitrols Articles of Incorporation to increase the number of authorized shares of Technitrol Common Stock, $.125 par value, from 10,000,000 shares to 30,000,000 shares.


                                           For   Against  Abstain
                                           [_]     [_]      [_]


3. The undersigned confers upon the proxies discretion to act upon all other matters that may properly be brought before the Special Meeting or any adjournments or postponements thereof.


CHECK HERE IF YOU PLAN TO
ATTEND THE MEETING                                           [_]

     The shares represented by this proxy, if propertly executed, will be voted in the manner directed. If no direction is given, the shares will be voted FOR Proposals 1 and 2.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Prospectus and Joint Proxy Statement relating to the meeting. Please sign your name or names exactly as the name or names appear hereon. All joint owners should sign. Trustees, executors, administrators and others acting in representative capacity should indicate the capacity in which they are signing. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in partnership name by authorized person.

     Please date and sign your proxy and return it promptly whether or not you plan to attend the Special Meeting. If you do attend, you may still vote in person if you desire.

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   Detach above card, sign, date and mail in postage paid envelope provided.

                               TECHNITROL, INC.

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                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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